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                                                                       Exhibit 5

                               OPINION OF COUNSEL

                (Luce Forward Hamilton & Scripps LLP Letterhead)

                                 August 3, 2001

Genius Products, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130

Re:  Registration Statement on Form S-8 for 404,174 Shares of Common Stock

Ladies and Gentlemen:

We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 404,174 shares of common stock, $.001 par value per share (the "Common Stock"), of Genius Products, Inc., a Nevada corporation (the "Company"), to be issued pursuant to the Company's Stock Purchase Agreement with Klaus Moeller, Stock Purchase Agreement with Michael Meader, Stock Purchase Agreement with Howard Balaban, and Stock Purchase Agreement with Larry Balaban (collectively, the "Compensation Agreements") and the Company's Consulting Agreement with Dennis Levin and Consulting Agreement with Pete Wilson (together, the "Consulting Agreements").

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Compensation Agreements and the Consulting Agreements, when issued in accordance with the Registration Statement and the provisions of the Compensation Agreements and the Consulting Agreements, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/ LUCE, FORWARD, HAMILTON & SCRIPPS LLP

LUCE, FORWARD, HAMILTON & SCRIPPS LLP